Exhibit 3.23

ARTICLES OF CONVERSION
OF
ASC of New Albany, Inc.
(hereinafter “Non-surviving Corporation”)

INTO
ASC of New Albany, LLC
(hereinafter “Surviving LLC”)

ARTICLE I: PLAN OF ENTITY CONVERSION

a.                          Please set forth the Plan of Conversion, containing such Information as required by Indiana Code 23-1-38.5-11 and Indiana Code 23-1-38.5-12, attach herewith, and designate it as “Exhibit A.”

The following is basic information that must be included in the Plan of Entity Conversion: (please refer to Indiana Code 23-1-38.5-12 for a more complete listing of requirements before submitting the plan).

•                             A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;

•                              The terms and conditions of the conversion;

•                             The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire Interests or other securities of Surviving LLC following its conversion; and

•                             The full text, as in effect immediately after the consummation of the conversion, of the organic document (if any) of Surviving LLC.

•                             If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.

b.                         Please read and sign the following statement.

I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature	/s/ Teresa F. Sparks	Printed Name	Teresa F. Sparks	Title	Vice President

ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION

a.                          The name of Non-surviving Corporation immediately before filing these Articles of Entity Conversion is the following:

ASC of New Albany, Inc.

b.                         The date on which Non-surviving Corporation was Incorporated in the State of Indiana is the following: April 5, 1993

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a.                          The name of Surviving LLC is the following:

ASC of New Albany, LLC

•                             (Please note pursuant to Indiana Code 23-18-2-8, this name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”).

•                             (If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled).

b.                         The address of Surviving LLC’s Principal Office is the following:

Street Address	City	State	Zip Code
40 Burton Hills Boulevard, Suite 500	Nashville	TN	37215

ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC

Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:
Name of Registered Agent CT Corporation System
Address of Registered Office (street or building) 251 E. Ohio Street, Suite 1100	City Indianapolis	Indiana	Zip Code 46204

ARTICLE V- JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION

SECTION 1.	JURISDICTION

Please state the jurisdiction in which Surviving LLC will be organized and governed.	Indiana

SECTION 2.	CHARTER SURRENDER (Please complete this section only if Surviving LLC is organized outside of Indiana).

If the jurisdiction stated above is not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as “Exhibit B.”

Pursuant to Indiana Code 23-1-38.5-14, the Articles of Charter Surrender must include:

1.                         The name of Non-surviving Corporation;

2.                         A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a jurisdiction other than the State of Indiana;

3.                         A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;

4.                         The jurisdiction under which the Surviving LLC will be organized; and

5.                         The address of Surviving LLC’s executive office.

ARTICLE VI: DISSOLUTION OF SURVIVING LLC

Please indicate when dissolution will take place in Surviving LLC: ☐ The latest date upon which Surviving LLC is to dissolve is , OR ☒ Surviving LLC is perpetual until dissolution.

ARTICLE VII: MANAGEMENT OF SURVIVING LLC

Surviving LLC will be managed by:	☒ The members of Surviving LLC, OR ☐ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of Non-surviving Corporation executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 21st day of December, 2007.

Signature	/s/ Teresa F. Sparks	Printed Name
Teresa F. Sparks, VP

Title Vice President

EXHIBIT A

Plan of Conversion
(see attached)

PLAN OF CONVERSION

OF

ASC OF NEW ALBANY, INC.

Pursuant to the provisions of the Indiana Business Flexibility Act, ASC of New Albany, Inc., an Indiana corporation (the “Company”), hereby converts from a corporation into a limited liability company pursuant to the terms and conditions set forth herein:

1. Conversion of the Company into a Limited Liability Company

(a) The Company, by the filing of the Articles of Conversion, will convert from a corporation into a limited liability company. The name of the limited liability company into which the Company will be converted is ASC of New Albany, LLC (the “LLC”).

(b) At 11:59 p.m. on December 31, 2007 (the “Effective Time”), all of the shares held by the sole shareholder of the Company shall, by virtue of the conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the conversion, the ownership of the LLC shall be identical to the ownership of the Company immediately prior to the conversion.

(c) As a result of the conversion and without any action on the part of the Company’s sole shareholder, at the Effective Time, all shares of the Company shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Company’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

2. Articles of Organization

The contents of the Articles of Organization for the LLC are set forth on Exhibit A attached hereto.

3. Approval of the Conversion

(a) This Plan of Conversion was duly approved and adopted by the directors of the Company on December 21, 2007.

(b) This Plan of Conversion was duly approved and adopted by the sole shareholder of the Company on December 2l, 2007.

4. Adoption of the Operating Agreement

The approval and adoption of the terms and conditions set forth in this Plan of Conversion and in the Articles of Conversion shall be deemed to be an execution of the operating agreement by the sole member of the LLC.

5. Effective Date

The conversion shall become effective at the Effective Time, as defined in Section l(b) of this Plan of Conversion.

EXHIBIT A

Articles of Organization
(see attached)

ARTICLE OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of:

Indians Business Flexibility Act, Indians Code 23-18-1-1, at seq. as amended, executes the following Articles of Organization:

ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of LLC (the name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”)

    ASC of New Albany, LLC

      Principal Office: The address of the principal office of the LLC is: (optional)

Post office address:	City	State	Zip code
40 Burton Hills Boulevard, Suite 500	Nashville	TN	37215

ARTICLE II - REGISTERED OFFICE AND AGENT

    Registered Agent: The name and street address of the LLC’s Registered Office for service of process are:

Name of Registered Agent

    CT Corporation System

Address of Registered office (street or building)	City	Indiana	Zip code
251 E Ohio St., Suite 1100	Indianapolis		46204

ARTICLE III - DISSOLUTION

☐                       The latest date upon which the LLC is to dissolve:

☒                     The Limited Liability Company is perpetual until dissolution.

ARTICLE IV - MANAGEMENT

☒                     The Limited Liability Company will be managed by members.

☐                       The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statement contained herein are true,

this 21st day of December, 2007.

Signature		Printed Name
	/s/ Teresa F. Sparks	Teresa F. Sparks, VP of sole member

The instrument was prepared by: (name)
Aimee W. Fuqua, Paralegal
Address (number, street, city and state)	Zip code
511 Union street, suite 2700, Nashville, TN	37219